Exhibit 99.1

Milacron’s Operating Earnings Improve;
Focus on Cost Reductions Continues

CINCINNATI--(BUSINESS WIRE)--November 5, 2008--Milacron Inc. (Pink Sheets: MZIA), a leading global supplier of plastics-processing technologies and industrial fluids, today reported a net loss for the quarter ended September 30 of $2.6 million, or 93 cents per share, compared to a net loss in the third quarter of 2007 of $4.5 million, or $1.36 per share. The profit improvement was a result of aggressive overhead cost reductions, which boosted operating earnings to $6.5 million in the quarter versus $3.0 million in the third quarter a year ago. Year to date, operating earnings have improved to $14.5 million compared to $3.6 million in 2007.

Sales in the most recent quarter were $195 million, down 4% from $204 million in the third quarter last year. New orders of $191 million declined 6% from $203 million in the third quarter of 2007, reflecting lower demand for plastics processing equipment in the automotive and construction industries in North America. Manufacturing margins of 19.8% were essentially flat with the year-ago quarter despite lower sales volumes and higher material costs, reflecting the company’s ongoing focus on cost reduction and efficiency.

Strong working capital management helped offset the cash flow effect of a $22 million cash contribution Milacron made to its U.S. pension fund in the quarter. The company ended the quarter with $32 million in cash and approximately $34 million available for borrowing under its primary revolving credit facilities.

Segment Results

Machinery Technologies-North America (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America, India and China) Sales in the quarter were essentially flat versus the same period last year at $92 million, as depressed U.S. automotive and construction markets dampened sales of injection and extrusion equipment. Sales of blow molding systems improved, as did injection machinery sales in Asia. Cost reductions and efficiency measures in this segment helped operating earnings improve to $8.4 million from $3.8 million in the year-ago quarter. New orders in the quarter were $82 million, off from $91 million last year.

Machinery Technologies-Europe (machinery and related parts and services for injection molding and blow molding supplied from Europe) Declining demand for injection molding machines in Western Europe accounted for a sharp drop in segment sales to $38 million from $46 million in 2007. Blow molding machine shipments were flat. Lower sales volume led to a segment operating loss of $1.9 million compared to a small operating profit of $0.9 million in the year-ago quarter. New orders picked up toward the end of the quarter, however, and came in at $45 million versus $46 million in 2007.

Mold Technologies (mold bases, hot runner systems, related parts and services, as well as maintenance, repair and operating supplies for injection molding worldwide) Continued softness in both North America and Western Europe, much of it from the automotive sector, led to a sales decline in the third quarter to $35 million from $37 million a year ago. Restructuring and other efficiency improvements helped this segment post a modest $0.7 million profit compared to a loss of $0.4 million in the year-ago quarter.

Industrial Fluids (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide) Sales of $33 million were up from $31 million in the third quarter of 2007, with currency translation effects accounting for two-thirds of the increase. Segment earnings were $3.4 million, down slightly compared to $3.5 million a year ago as the timing of material cost increases outpaced pricing and other cost reduction initiatives within the quarter.

Outlook

“The uncertainty of the global credit markets and the impact on our customers makes it difficult to have any degree of certainty with respect to our future guidance,” said Ronald D. Brown, chairman, president and chief executive officer.

“In this environment, we will continue to focus on cash conservation and opportunities for further cost reductions. Based upon our current backlog of orders, we expect fourth quarter sales and operating earnings, excluding additional restructuring charges, to approximate those of the third quarter,” he said.

The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company’s most recent Form 10-Q on file with the Securities and Exchange Commission.

Investor Conference Call

Today at 1:00 p.m. ET, Milacron will hold an open investor conference call, which can be accessed live at www.milacron.com. The dial-in number for those interested in asking questions is (719) 325-4827 or (877) 723-9523. A recording of the conference call will be available from 4:00 p.m. today through midnight November 18 on Milacron’s website or by phone: (719) 457-0820 or (888) 203-1112 and providing the access code: 1347530.

First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call Milacron’s toll-free investor line: (800) 909-6452.

Milacron Inc. and Subsidiaries

			Third Quarter 2008

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Sales	$194,991,000	$203,689,000	$613,505,000	$591,286,000

Loss from continuing operations	(2,567,000)	(4,462,000)	(12,538,000)	(15,514,000)
Per Share
Basic	(0.93)	(1.36)	(3.73)	(4.56)
Diluted	(0.93)	(1.36)	(3.73)	(4.56)

Earnings from discontinued operations	-	-	-	135,000
Per Share
Basic	-	-	-	0.03
Diluted	-	-	-	0.03

Net loss	(2,567,000)	(4,462,000)	(12,538,000)	(15,379,000)
Per Share
Basic	(0.93)	(1.36)	(3.73)	(4.53)
Diluted	(0.93)	(1.36)	(3.73)	(4.53)

Common shares
Weighted average outstanding for basic EPS	5,262,000	5,002,000	5,248,000	4,943,000
Weighted average outstanding for diluted EPS	5,262,000	5,002,000	5,248,000	4,943,000
Outstanding at quarter end	5,485,000	5,538,000	5,485,000	5,538,000

Notes:
These statements are unaudited and subject to year-end adjustments.
Per-share amounts include accruals for preferred dividends and the effect of a beneficial conversion feature.

Consolidated Earnings
Milacron Inc. and Subsidiaries

		Third Quarter 2008

(In millions, except per-share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Sales	$195.0	$203.7	$613.5	$591.3
Cost of products sold	155.9	163.5	487.6	476.9
Cost of products sold related to restructuring	0.4	-	0.4	-
Total cost of products sold	156.3	163.5	488.0	476.9
Manufacturing margins	38.7	40.2	125.5	114.4
Percent of sales	19.8%	19.7%	20.5%	19.3%

Other costs and expenses
Selling and administrative	31.8	35.1	105.7	105.3
Restructuring and other costs	0.7	1.2	5.6	5.1
Change in preferred stock ownership costs	-	0.5	-	0.5
Other (income) expense - net	(0.3)	0.4	(0.3)	(0.1)
Total other costs and expenses	32.2	37.2	111.0	110.8

Operating earnings	6.5	3.0	14.5	3.6

Interest expense - net	(8.4)	(8.0)	(24.6)	(23.6)

Loss from continuing operations before income taxes	(1.9)	(5.0)	(10.1)	(20.0)

Provision (benefit) for income taxes	0.7	(0.5)	2.5	(4.4)

Loss from continuing operations	(2.6)	(4.5)	(12.6)	(15.6)

Discontinued operations - net of income taxes (a)	-	-	-	0.2

Net loss	$(2.6)	$(4.5)	$(12.6)	$(15.4)

Loss per common share - basic and diluted
Continuing operations	$(0.93)	$(1.36)	$(3.73)	$(4.56)
Discontinued operations	-	-	-	0.03
Net loss	$(0.93)	$(1.36)	$(3.73)	$(4.53)

(a) In 2007, represents adjustments of reserves related to prior divestitures.

Notes:
These statements are unaudited and subject to year-end adjustments.
Per-share amounts include accruals for preferred dividends and effect of beneficial conversion feature.

Consolidated Balance Sheets
Milacron Inc. and Subsidiaries

	Third Quarter 2008

(In millions)	September 30,	September 30,
	2008	2007

Assets
Cash and cash equivalents	$32.5	$37.5
Notes and accounts receivable-net	106.4	122.5
Inventories	185.1	184.5
Other current assets	32.4	47.3
Total current assets	356.4	391.8
Property, plant and equipment - net	101.9	112.1
Goodwill	90.3	90.7
Other noncurrent assets	37.5	85.3
Total assets	$586.1	$679.9

Liabilities and shareholders' deficit
Short-term borrowings and long-term debt due within one year (a)	$40.2	$31.4
Trade accounts payable and advance billings and deposits	108.7	117.1
Accrued and other current liabilities	85.5	85.4
Total current liabilities	234.4	233.9
Long-term accrued liabilities	168.6	231.1
Long-term debt	245.5	232.5
Shareholders' deficit	(62.4)	(17.6)
Total liabilities and shareholders' deficit	$586.1	$679.9

Note: These statements are unaudited and subject to year-end adjustments.

Consolidated Cash Flows
Milacron Inc. and Subsidiaries
		Third Quarter 2008

(In millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Increase (decrease) in cash and cash equivalents
Operating activities cash flows
Net loss	$(2.6)	$(4.5)	$(12.6)	$(15.4)
Discontinued operations - net of income taxes	-	-	-	(0.2)
Depreciation and amortization	3.4	3.9	10.6	12.0
Non-cash restructuring and other costs	(0.2)	0.8	2.6	1.3
Working capital changes
Notes and accounts receivable	15.3	(4.3)	7.6	(4.4)
Inventories	7.7	(7.7)	(5.9)	(10.2)
Other current assets	(1.1)	0.8	3.3	(4.6)
Trade accounts payable	(10.3)	8.7	(11.2)	9.0
Other current liabilities	6.8	7.3	3.3	2.9
Deferred income taxes and other - net	(22.2)	5.6	(26.4)	9.6
Net cash provided (used) by operating activities	(3.2)	10.6	(28.7)	-

Investing activities cash flows
Capital expenditures	(2.1)	(2.3)	(6.9)	(6.0)
Net disposals of property, plant and equipment	0.1	-	0.7	0.2
Net cash used by investing activities	(2.0)	(2.3)	(6.2)	(5.8)

Financing activities cash flows
Issuance (repayments) of long-term debt	0.7	(0.2)	15.0	(0.6)
Increase (decrease) in short-term borrowings	(0.7)	(3.3)	11.6	3.3
Dividends paid	-	(0.1)	(0.1)	(0.2)
Net cash provided (used) by financing activities	-	(3.6)	26.5	2.5

Effect of exchange rate fluctuations on cash and cash equivalents	(1.8)	1.5	0.1	2.3
Increase (decrease) in cash and cash equivalents	(7.0)	6.2	(8.3)	(1.0)

Cash and cash equivalents at beginning of period	39.5	31.3	40.8	38.5

Cash and cash equivalents at end of period	$32.5	$37.5	$32.5	$37.5

Note: These statements are unaudited and subject to year-end adjustments.

Segment and Supplemental Information
Milacron Inc. and Subsidiaries

		Third Quarter 2008

(In millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Machinery technologies North America
Sales	$92.4	$92.9	$280.1	$275.5
Operating cash flow (a)	9.7	5.1	23.1	15.0
Segment earnings	8.4	3.8	19.2	10.5
Percent of sales	9.1%	4.1%	6.9%	3.8%
New orders	82.4	91.4	259.4	279.4

Machinery technologies Europe
Sales	$38.0	$45.5	$132.0	$120.1
Operating cash flow (a)	(1.0)	1.8	0.9	2.8
Segment earnings (loss)	(1.9)	0.9	(1.9)	-
Percent of sales	-5.0%	2.0%	-1.4%	0.0%
New orders	45.2	46.3	129.2	138.0

Mold technologies
Sales	$34.6	$36.9	$110.4	$110.6
Operating cash flow (a)	1.3	0.8	4.3	2.5
Segment earnings (loss)	0.7	(0.4)	2.2	(0.9)
Percent of sales	2.0%	-1.1%	2.0%	-0.8%
New orders	34.9	37.4	110.4	110.6

Eliminations
Sales	$(3.0)	$(2.4)	$(8.9)	$(7.6)
New orders	(4.6)	(3.4)	(11.4)	(8.3)

Total plastics technologies
Sales	$162.0	$172.9	$513.6	$498.6
Operating cash flow (a)	10.0	7.7	28.3	20.3
Segment earnings	7.2	4.3	19.5	9.6
Percent of sales	4.4%	2.5%	3.8%	1.9%
New orders	157.9	171.7	487.6	519.7

Industrial fluids
Sales	$33.0	$30.8	$99.9	$92.7
Operating cash flow (a)	3.8	4.0	12.2	11.2
Segment earnings	3.4	3.5	10.9	10.0
Percent of sales	10.3%	11.4%	10.9%	10.8%
New orders	33.0	30.8	99.8	92.7

Total continuing operations
Sales	$195.0	$203.7	$613.5	$591.3
Operating cash flow (a)	11.0	8.6	31.1	21.2
Segment earnings	10.6	7.8	30.4	19.6
Restructuring and other costs	(1.1)	(1.2)	(6.0)	(5.1)
Change in preferred stock ownership costs	-	(0.5)	-	(0.5)
Corporate expenses	(2.7)	(3.0)	(9.3)	(10.1)
Other unallocated expenses	(0.3)	(0.1)	(0.6)	(0.3)
Operating earnings	6.5	3.0	14.5	3.6
Percent of sales	3.3%	1.5%	2.4%	0.6%
New orders	190.9	202.5	587.4	612.4
Ending backlog	102.7	131.2	102.7	131.2

(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.

Note: These statements are unaudited and subject to year-end adjustments.

Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries

		Third Quarter 2008

(In millions)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Machinery technologies North America
Segment earnings	$8.4	$3.8	$19.2	$10.5
Depreciation and amortization	1.3	1.3	3.9	4.5
Operating cash flow	9.7	5.1	23.1	15.0

Machinery technologies Europe
Segment earnings (loss)	$(1.9)	$0.9	$(1.9)	$-
Depreciation and amortization	0.9	0.9	2.8	2.8
Operating cash flow	(1.0)	1.8	0.9	2.8

Mold technologies
Segment earnings (loss)	$0.7	$(0.4)	$2.2	$(0.9)
Depreciation and amortization	0.6	1.2	2.1	3.4
Operating cash flow	1.3	0.8	4.3	2.5

Total plastics technologies
Segment earnings	$7.2	$4.3	$19.5	$9.6
Depreciation and amortization	2.8	3.4	8.8	10.7
Operating cash flow	10.0	7.7	28.3	20.3

Industrial fluids
Segment earnings	$3.4	$3.5	$10.9	$10.0
Depreciation and amortization	0.4	0.5	1.3	1.2
Operating cash flow	3.8	4.0	12.2	11.2

Total continuing operations
Net loss	$(2.6)	$(4.5)	$(12.6)	$(15.4)
Discontinued operations - net of income taxes (a)	-	-	-	(0.2)
Provision (benefit) for income taxes	0.7	(0.5)	2.5	(4.4)
Interest expense - net	8.4	8.0	24.6	23.6
Restructuring and other costs	1.1	1.2	6.0	5.1
Change in preferred stock ownership costs	-	0.5	-	0.5
Depreciation and amortization	3.4	3.9	10.6	12.0
Operating cash flow	$11.0	$8.6	$31.1	$21.2

(a) In 2007, represents adjustments of reserves related to prior divestitures.

Note: These statements are unaudited and subject to year-end adjustments.

Historical Information

(In millions, except per-share data)
	2007					2008
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1	Qtr 2	Qtr 3	Year

Sales	$ 190.3	$ 197.3	$ 203.7	$ 216.6	$ 807.9	$ 202.8	$ 215.7	$ 195.0	$ 613.5
Cost of products sold	154.8	158.6	163.5	168.0	644.9	164.2	167.5	155.9	487.6
Cost of products sold related to restructuring	-	-	-	0.2	0.2	-	-	0.4	0.4
Total cost of products sold	154.8	158.6	163.5	168.2	645.1	164.2	167.5	156.3	488.0

Manufacturing margins	35.5	38.7	40.2	48.4	162.8	38.6	48.2	38.7	125.5

Other costs and expenses
Selling and administrative	35.3	34.9	35.1	39.3	144.6	36.0	37.9	31.8	105.7
Restructuring and other costs (a)	2.4	1.5	1.2	7.2	12.3	0.6	4.3	0.7	5.6
Change in preferred stock ownership costs	-	-	0.5	1.4	1.9	-	-	-	-
Pension plan curtailment cost	-	-	-	1.9	1.9	-	-	-	-
Other - net	(0.2)	(0.3)	0.4	(2.6)	(2.7)	0.5	(0.5)	(0.3)	(0.3)
Total other costs and expenses	37.5	36.1	37.2	47.2	158.0	37.1	41.7	32.2	111.0

Operating earnings (loss)	(2.0)	2.6	3.0	1.2	4.8	1.5	6.5	6.5	14.5

Interest expense - net	(7.7)	(7.9)	(8.0)	(7.8)	(31.4)	(8.0)	(8.2)	(8.4)	(24.6)

Loss from continuing operations before income taxes	(9.7)	(5.3)	(5.0)	(6.6)	(26.6)	(6.5)	(1.7)	(1.9)	(10.1)

Provision (benefit) from income taxes (b)	1.0	(4.9)	(0.5)	66.1	61.7	0.4	1.4	0.7	2.5

Loss from continuing operations	(10.7)	(0.4)	(4.5)	(72.7)	(88.3)	(6.9)	(3.1)	(2.6)	(12.6)

Discontinued operations - net of income taxes (c)
Net gain (loss) on divestitures	(0.1)	0.3	-	1.0	1.2	-	-	-	-
Total discontinued operations	(0.1)	0.3	-	1.0	1.2	-	-	-	-

Net loss	$ (10.8)	$ (0.1)	$ (4.5)	$ (71.7)	$ (87.1)	$ (6.9)	$ (3.1)	$ (2.6)	$ (12.6)

Earnings (loss) per common share
Basic
Continuing operations	$ (2.66)	$ (0.55)	$ (1.36)	$ (14.52)	$ (19.48)	$ (1.76)	$ (1.04)	$ (0.93)	$ (3.73)
Discontinued operations	(0.02)	0.05	-	0.20	0.23	-	-	-	-
Net loss	$ (2.68)	$ (0.50)	$ (1.36)	$ (14.32)	$ (19.25)	$ (1.76)	$ (1.04)	$ (0.93)	$ (3.73)
Diluted
Continuing operations	$ (2.66)	$ (0.55)	$ (1.36)	$ (14.52)	$ (19.48)	$ (1.76)	$ (1.04)	$ (0.93)	$ (3.73)
Discontinued operations	(0.02)	0.05	-	0.20	0.23	-	-	-	-
Net loss	$ (2.68)	$ (0.50)	$ (1.36)	$ (14.32)	$ (19.25)	$ (1.76)	$ (1.04)	$ (0.93)	$ (3.73)

(a) In 2007 and 2008, primarily represents costs related to the consolidation of the global mold technologies and plastics machinery businesses to reduce their cost structures and improve customer service. In 2008, also includes CEO transition costs.

(b) In 2007, includes a $63 million non-cash charge associated with the change in ownership of a majority of the company's Series B Preferred Stock, as announced in October, 2007.

(c) In 2007, represents adjustments of reserves related to prior divestitures.

Notes:
These statements are unaudited and subject to year-end adjustments.
Per-share amounts include accruals for preferred dividends and effect of beneficial conversion feature.

Historical Segment and Supplemental Information

(In Millions)
	2007					2008
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Year	Qtr 1	Qtr 2	Qtr 3	Year

Machinery technologies North America
Sales	$ 91.1	$ 91.5	$ 92.9	$ 91.5	$ 367.0	$ 92.4	$ 95.3	$ 92.4	$ 280.1
Operating cash flow (a)	3.4	6.5	5.1	1.6	16.6	4.1	9.3	9.7	23.1
Segment earnings	1.8	4.9	3.8	0.3	10.8	2.8	8.0	8.4	19.2
New orders	97.9	90.1	91.4	98.8	378.2	93.9	83.1	82.4	259.4

Machinery technologies Europe
Sales	$ 34.4	$ 40.2	$ 45.5	$ 60.4	$ 180.5	$ 44.0	$ 50.0	$ 38.0	$ 132.0
Operating cash flow (a)	(0.2)	1.2	1.8	4.5	7.3	0.5	1.4	(1.0)	0.9
Segment earnings (loss)	(1.2)	0.3	0.9	3.3	3.3	(0.4)	0.4	(1.9)	(1.9)
New orders	46.6	45.1	46.3	50.5	188.5	42.6	41.4	45.2	129.2

Mold technologies
Sales	$ 37.9	$ 35.8	$ 36.9	$ 37.6	$ 148.2	$ 38.0	$ 37.8	$ 34.6	$ 110.4
Operating cash flow (a)	1.4	0.3	0.8	3.9	6.4	1.3	1.7	1.3	4.3
Segment earnings (loss)	0.3	(0.8)	(0.4)	2.8	1.9	0.5	1.0	0.7	2.2
New orders	36.7	36.5	37.4	37.2	147.8	37.8	37.7	34.9	110.4

Eliminations
Sales	$ (2.8)	$ (2.4)	$ (2.4)	$ (4.2)	$ (11.8)	$ (3.1)	$ (2.8)	$ (3.0)	$ (8.9)
New orders	(2.8)	(2.1)	(3.4)	(4.6)	(12.9)	(2.9)	(3.9)	(4.6)	(11.4)

Total plastics technologies
Sales	$ 160.6	$ 165.1	$ 172.9	$ 185.3	$ 683.9	$ 171.3	$ 180.3	$ 162.0	$ 513.6
Operating cash flow (a)	4.6	8.0	7.7	10.0	30.3	5.9	12.4	10.0	28.3
Segment earnings	0.9	4.4	4.3	6.4	16.0	2.9	9.4	7.2	19.5
New orders	178.4	169.6	171.7	181.9	701.6	171.4	158.3	157.9	487.6

Industrial fluids
Sales	$ 29.7	$ 32.2	$ 30.8	$ 31.3	$ 124.0	$ 31.5	$ 35.4	$ 33.0	$ 99.9
Operating cash flow (a)	3.6	3.6	4.0	7.0	18.2	3.3	5.1	3.8	12.2
Segment earnings	3.3	3.2	3.5	6.6	16.6	2.9	4.6	3.4	10.9
New orders	29.7	32.2	30.8	31.3	124.0	31.4	35.4	33.0	99.8

Total continuing operations
Sales	$ 190.3	$ 197.3	$ 203.7	$ 216.6	$ 807.9	$ 202.8	$ 215.7	$ 195.0	$ 613.5
Operating cash flow (a)	4.4	8.2	8.6	16.0	37.2	5.7	14.4	11.0	31.1
Segment earnings	4.2	7.6	7.8	13.0	32.6	5.8	14.0	10.6	30.4
Restructuring and other costs (b)	(2.4)	(1.5)	(1.2)	(7.4)	(12.5)	(0.6)	(4.3)	(1.1)	(6.0)
Change in preferred stock ownership costs	-	-	(0.5)	(1.4)	(1.9)	-	-	-	-
Pension plan curtailment cost	-	-	-	(1.9)	(1.9)	-	-	-	-
Corporate expenses	(3.7)	(3.4)	(3.0)	(1.0)	(11.1)	(3.5)	(3.1)	(2.7)	(9.3)
Other unallocated expenses	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(0.2)	(0.1)	(0.3)	(0.6)
Operating earnings (loss)	(2.0)	2.6	3.0	1.2	4.8	1.5	6.5	6.5	14.5
Percent of sales	-1.1%	1.3%	1.5%	0.6%	0.6%	0.7%	3.0%	3.3%	2.4%
New orders	208.1	201.8	202.5	213.2	825.6	202.8	193.7	190.9	587.4
Ending backlog	126.6	132.1	131.2	129.1	129.1	134.1	110.8	102.7	102.7

(a) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before restructuring costs.

(b) In 2007 and 2008, primarily represents costs related to the consolidation of the global mold technologies and plastics machinery businesses to reduce their cost structures and improve customer service. In 2008, also includes CEO transition costs.

Note: These statements are unaudited and subject to year-end adjustments.

Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in Item 2 of the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

		Quarter Ended	Year Ended
(In millions)		December 31, 2008	December 31, 2008

Projected profit & loss items
	Sales (1)	$190 - 203	$804 - 817
	Total plastics technologies	160 - 170	674 - 684
	Industrial fluids	30 - 33	130 - 133
Segment earnings
	Total plastics technologies	6 - 9	26 - 29
	Industrial fluids	2.5 - 3.5	13 - 14
	Corporate expenses	3 - 4	13 - 14
	Interest expense - net	8 - 9	33 - 34
	Provision for income taxes	0 - 1	3 - 4
	Restructuring and other costs	5 - 7	11 - 13
	Net earnings (loss) after tax (2)	(12) - (3)	(25) - (16)
	Average shares outstanding - basic	5	5
	Average shares outstanding - diluted	11	11

	Earnings per share (3)	($2.50) - ($0.90)	($6.30) - ($4.60)

Projected cash flow & balance sheet items
	Depreciation and amortization	3 - 4	14 - 15
	Primary working capital -(increase) decrease (4)	7 - 12	(4) - 1
	Cash pension contribution	4	31
	Capital expenditures, net	2 - 3	9 - 10
	Cash interest	14 - 15	30 - 31
	Cash dividends	less than 1	less than 1
	Cash tax	less than 1	2 - 3
	Cash refinancing fees	less than 1	3
	Cash restructuring	3 - 5	8 - 10

1	Quarter ended December 31, 2008 decreased approximately $5 million over the same period a year ago due to the strengthening of the dollar. Year ended December 31, 2008 increased approximately $22 million over the same period a year ago due to the strengthening of the Euro.

2	Includes $0.6 and $2.5 million of non-cash expense related to the U.S. defined benefit plan in quarter ended and year ended December 31, 2008, respectively.

3	Per share amounts include accruals for preferred dividends and effect of beneficial conversion feature.

4	Inventory + receivables - trade payables - advance billings

CONTACT:
Milacron Inc.
Al Beaupré, 513-487-5918
albert.beaupre@milacron.com